As filed with the Securities and Exchange Commission on June 28, 1996
                                                       REGISTRATION NO. 33-
================================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                             -------------------

                                  FORM S-8
                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933

                             -------------------

                         GROUP TECHNOLOGIES CORPORATION
             (Exact name of registrant as specified in its charter)

          Florida                                        59-2948116
(State or other jurisdiction of          (I.R.S. Employer Identification Number)
incorporation or organization)

               10901 MALCOLM MCKINLEY DRIVE, TAMPA, FLORIDA 33612
         (address, including zip code, of principal executive offices)

                             -------------------

    GROUP TECHNOLOGIES CORPORATION  STOCK OPTION PLAN DATED JANUARY 22, 1990
                            (Full title of the plan)

                             -------------------

                          Carl P. McCormick, President
                         Group Technologies Corporation
                          10901 Malcolm McKinley Drive
                              Tampa, Florida 33612
                                 (813)972-6000

     (Name, address and telephone number, including area code for service)

                             -------------------
      Copies of all communications, including copies of all communications sent to agent for service, should be sent to:

                            R. Alan Higbee, Esquire
            Fowler, White, Gillen, Boggs, Villareal and Banker, P.A.
                     501 East Kennedy Boulevard, Suite 1700
                              Tampa, Florida 33602
                                 (813)222-1172

                        CALCULATION OF REGISTRATION FEE



===========================================================================================================
                                                                           Proposed Maximum Offering Price
Title of Securities to be Registered  Amount to be Registered (shares)(1)            per Share(2)
- ------------------------------------  -----------------------------------  -------------------------------
Common Stock, par value $.01 per
share                                               840,000                              $1.945
===========================================================================================================

===========================================================================================================
                                          Proposed Maximum Aggregate                Amount of
Title of Securities to be Registered          Offering Price(2)                  Registration Fee
- ------------------------------------      --------------------------           --------------------
Common Stock, par value $.01 per
share                                            $1,633,800                         $563.38
===========================================================================================================


(1) Pursuant to Rule 416(a), this Registration Statement also registers such indeterminate number of additional shares as may become issuable under the Plan in the event of a share split, share dividend, split-up, recapitalization or other similar event.

(2) In accordance with Rule 457(h), the aggregate offering price and the fee are computed upon the basis of the actual prices at which the options may be exercised.
================================================================================

                                  Page 1 of 40
                            Exhibit Index on Page 8

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents heretofore filed by Group Technologies Corporation (the "Company") with the Securities and Exchange Commission are hereby incorporated herein by reference as of their respective dates:

      (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995.

      (b)  All other reports filed by the Company pursuant to Section
           13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the end of the fiscal year covered by the document of the Company referred to in (a) above.

      (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed by the Company under the Exchange Act on May 3, 1994, as amended, is hereby incorporated by reference.

     In addition, all documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be a part thereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Legal Counsel who rendered an opinion as to the validity of the securities being registered is employed by the Company as in-house counsel and serves as the secretary of the Company. Such person also owns shares of the Company's Common Stock and holds options to purchase additional shares of the Company's Common Stock pursuant to the terms and conditions of the Company's 1994 Stock Option Plan for Key Employees.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Article X of the Company's Amended and Restated Articles of Incorporation limits the liability of directors of the registrant pursuant to the Florida Business Corporation Act. Under this Article, directors generally will be personally liable to the registrant or its shareholders for monetary damages only for acts or omissions not in good faith or from which a director derives an improper personal benefit, intentional misconduct or violations of law and unlawful distributions.

     Article XII of the Company's Amended and Restated Articles of Incorporation and the Bylaws of the Company require the Company to indemnify each person against liability, and the reasonable cost or expense incurred by such person in such person's capacity as a director or officer of the Company, or in such person's capacity with another entity at the request of the Company; provided, however, that no such director or officer shall be indemnified against any such liability in connection with a proceeding in which such director or officer has been adjudged liable on the basis that personal benefit was improperly received or if such indemnification would be prohibited by law. The Amended and Restated Articles of

Incorporation and Bylaws of the Company further provide that the advancement of expenses incurred by an officer or director, and reimbursable thereunder, prior to the final disposition of a proceeding may be made only upon delivery to the Company of an undertaking, by or on behalf of such officer or director, to repay all amounts advanced if it is ultimately determined that such officer or director is not entitled to indemnification.

     If a claim is not paid in full by the Company within ninety days after a written claim has been received, the officer or director making the claim may bring suit against the Company to recover any unpaid amount. If the officer or director is successful, in whole or in part, he or she will be entitled to be paid the expense of prosecuting such claim.

     The circumstances under which Florida law requires or permits a corporation to indemnify its directors, officers, employees and/or agents are set forth at Section 607.0850 of the Florida Business Corporation Act.

     Generally, under Section 607.0850 of the Florida Business Corporation Act, a corporation may indemnify an individual made a party to a proceeding because he or she is or was a director, officer, employee or agent of the corporation against liability incurred in the proceeding if:

      (a) He or she acted in good faith; and

      (b) He or she reasonably believed that his or her conduct was in, or not opposed to, the best interests of the corporation; and

      (c) In the case of any criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful.

     A corporation may not indemnify a director, officer, employee or agent of the corporation:

      (a) In connection with a proceeding by or in the right of the corporation in which the person was adjudged liable to the corporation unless, and only to the extent that, a court determines that, in view of all circumstances of the case, the person is fairly and reasonably entitled to indemnification;

      (b) In connection with any other proceeding charging improper personal benefit to him or her, whether or not involving action in his or her capacity, in which he or she was adjudged liable on the basis that personal benefit was improperly received by him or her; or

      (c) In the case of a director, in connection with a director's approval of an unlawful distribution.

     Indemnification permitted in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses and amounts paid in settlement, not exceeding, in the judgment of the Board of Directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defenses or settlement of such proceeding.

     Florida law requires corporations to indemnify officers, directors, employees or agents to the extent they are successful on the merits or otherwise in defense of any proceeding brought against such officer, director, employee or agent by reason of the fact that such person is or was an officer, director, employee or agent.

     In addition, the Company maintains directors' and officers' liability insurance covering certain liabilities which may be incurred by the directors and officers of the Company in connection with the performance of their duties.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS.

The following documents are filed as exhibits to this Registration Statement:

  3.1      Amended and Restated Bylaws of the Company adopted on April 19,
           1996.

  4.1 Amended and Restated Articles of Incorporation of the Company (incorporated by reference to the exhibit with the same exhibit identification number filed with the Company's Registration Statement on Form S-1 (File No. 33-76326) filed with the Commission on March 11, 1994).

  4.3 Articles of Amendment to the Amended and Restated Articles of Incorporation of the Company (incorporated by reference to the exhibit with the same identification number filed with Amendment No. 2 to the Company's Registration Statement on Form S-1 (File No. 33-76326) filed with the Commission on May 5, 1994).

  4.4 Second Amendment to the Amended and Restated Articles of Incorporation of the Company (incorporated by reference to the exhibit with the same exhibit identification number filed with Amendment No. 2 to the Company's Registration Statement on Form S-1 (File No. 33-76326) filed with the Commission on May 5, 1994).

  5.1 Opinion of Legal Counsel of the Company, as to the legality of the securities being registered.

  10.28.1 Group Technologies Corporation Stock Option Plan Restated effective on June 26, 1996, dated January 22, 1990.

  10.32.2 Group Technologies Corporation Independent Directors' Stock Option Plan Restated effective on June 26, 1996, dated October 27, 1994.

  10.33.2 Group Technologies Corporation Stock Option Plan for Key Employees Restated effective on June 26, 1996, dated October 27, 1994.

   24.1 Consent of Legal Counsel of the Company (appears in his opinion filed as Exhibit 5.1).

   24.2    Consent of Ernst & Young LLP.

ITEM 9. UNDERTAKINGS.

      (a) The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

            provided, however, that subparagraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered thereof.

            (3)To remove from registration, by means of a post-effective amendment, any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on June 28, 1996.


                                           GROUP TECHNOLOGIES CORPORATION

                                           By: /s/ Carl P. McCormick
                                              --- ------------------------
                                                   Carl P. McCormick,
                                                   President and Chief
                                                   Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


       SIGNATURE              TITLE                                                          DATE
       ---------              -----                                                          ----

/s/  Carl P. McCormick        Director, President and Chief Executive Officer                6-28-96
- ----------------------        (Principal Executive Officer)
Carl P. McCormick

/s/  David D. Johnson         Chief Financial Officer                                        6-28-96
- ----------------------
David D. Johnson

/s/  Jeffrey T. Gill          Chairman of the Board                                          6-28-96
- ----------------------
Jeffrey T. Gill

/s/  Robert E. Gill           Director                                                       6-28-96
- ----------------------
Robert E. Gill

/s/  Henry F. Frigon          Director                                                       6-28-96
- ----------------------
Henry F. Frigon

/s/ Sidney R. Petersen        Director                                                       6-28-96
- ----------------------
Sidney R. Petersen

/s/ Roger W. Johnson          Director                                                       6-28-96
- ----------------------
Roger W. Johnson

                         GROUP TECHNOLOGIES CORPORATION
                                 EXHIBIT INDEX



Exhibit                                                                                                                     Page
  No.                                                                                                                      Number
- -------                                                                                                                  ---------
3.1      Amended and Restated Bylaws of the Company adopted on April 19, 1996............................................     9

4.1      Amended and Restated Articles of Incorporation of the Company (incorporated by reference to the exhibit with the same exhibit identification number filed with the Company's Registration Statement on Form S-1
         (File No. 33-76326) filed with the Commission on March 11, 1994.)...............................................   n/a

4.3      Articles of Amendment to the Amended and Restated Articles of Incorporation of the Company (incorporated by reference to the exhibit with the same identification number filed with Amendment No. 2  to the Company's
         Registration Statement on Form S-1 (File No. 33-76326) filed with the Commission on May 5, 1994)................   n/a

4.4      Second Amendment to the Amended and Restated Articles of Incorporation of the Company (incorporated by reference to the exhibit with the same exhibit identification number filed with Amendment No. 2 to the
         Company's Registration Statement on Form S-1 (File No. 33-76326) filed with the Commission on May 5, 1994)......   n/a

5.1      Opinion of Legal Counsel of the Company, as to the legality of the securities being registered..................    18

10.28.1  Group Technologies Corporation Stock Option Plan Restated effective on June 26, 1996, dated January 22, 1990....    19

10.32.2  Group Technologies Corporation Independent Directors' Stock Option Plan Restated effective on June 26, 1996,
         dated October 27, 1994..........................................................................................    26

10.33.2  Group Technologies Corporation Stock Option Plan For Key Employees Restated effective on June 26, 1996, dated
         October 29, 1994................................................................................................    32

24.1     Consent of Legal Counsel of the Company (appears in his opinion filed as Exhibit 5.1)...........................   n/a

24.2     Consent of Ernst & Young LLP....................................................................................    40